SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                              August 25, 1999



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



       Colorado                         0-16203               84-1060803
        (State of                     Commission         (I.R.S. Employer
       Incorporation)                   File No.        Identification No.)



        Suite 3310
        555 17th Street
        Denver, Colorado                                        80202
   (Address of principal executive offices)                    (Zip Code)




      Registrant's telephone number, including area code:  (303) 293-9133


ITEM 5.   OTHER EVENTS

     On August 2, 1999 the Company paid Whiting Petroleum Corporation, a wholly owned subsidiary of Alliant Energy (NYSE: LNT), an additional $2,000,000 toward the purchase of Whiting's offshore Santa Barbara, California properties. Under the agreement between these parties, Delta is acquiring Whiting's 6.07% interest in the Point Arguello Unit, with its producing platforms, along with Whiting's 100% working interest in the adjacent OCS Blocks 452 and 453 of the undeveloped Rocky Point Unit. (See Form 8-K/A, dated June 9, 1999.)

     As of this date, Delta has issued 300,000 shares of its common stock and paid Whiting $3,000,000 for 50% of the interests in the above referenced properties. Delta has agreed to pay Whiting an additional $3,000,000 by December 1, 1999 for the balance of the interests in the properties. Whiting will retain all of its proportionate share of future abandonment liability associated with the Point Arguello project for both onshore and offshore facilities.

     The Point Arguello Unit platforms are currently producing a combined 22,000 barrels of oil per day. Delta expects to participate in additional development from the three existing platforms of the Point Arguello Unit and any development of the adjacent undeveloped Rocky Point Unit.

     The Company's officers loaned the first $1,000,000 of the purchase price to the Company. (See Form 8-K/A dated June 9, 1999.)
The additional $2,000,000 paid to Whiting on August 2, 1999 was borrowed by the Company from Labyrinth Enterprises LLC, which is not affiliated with the Company, under a Promissory Note dated July 30, 1999. In connection with the $2,000,000 loan the lender required that the Company's officers, its President, Roger A. Parker, and its Chairman, Aleron H. Larson, Jr., give their personal guarantees of payment and performance under the promissory note. Copies of the July 30, 1999 promissory note and the officers' guarantees of payment and performance each dated August 1, 1999, are attached hereto as Exhibit 99.1 and 99.2 and 99.3, respectively. In connection with the personal guarantees of its officers, the Company entered into an agreement dated July 30, 1999 with its officers under which a 1% overriding royalty interest (proportionately reduced to the interest in each property acquired by the Company from Whiting) will be assigned to each of the two officers. Assignment of the overrides will not be made until appropriate consents to such assignments have been obtained from third parties as may be required under various agreements to which the Company is a party or until after such consents are no longer required. The July 30, 1999 agreement between the officers and the Company also granted to the two officers the right, under certain circumstances and at their election, to cause the Company to sell the properties to a third party to pay off the $3,000,000 in Company loans to eliminate the officers' personal liability. A copy of the July 30, 1999 agreement between the Company and its officers is attached hereto as Exhibit 99.4.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     99.1 Promissory Note dated July 30, 1999.

     99.2 Guarantee of Payment and Performance of Roger A. Parker dated August 1, 1999.

     99.3 Guarantee of Payment and Performance of Aleron H. Larson dated August 1, 1999.

     99.4 Agreement between Delta Petroleum Corporation and Roger A. Parker and Aleron H. Larson, Jr. dated July 30, 1999.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date:  August 25, 1999        By: s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.


                              INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1 Promissory Note dated July 30, 1999.

     99.2 Guarantee of Payment and Performance of Roger A. Parker dated August 1, 1999.

     99.3 Guarantee of Payment and Performance of Aleron H. Larson dated August 1, 1999.

     99.4 Agreement between Delta Petroleum Corporation and Roger A. Parker and Aleron H. Larson, Jr. dated July 30, 1999.